PURCHASE AGREEMENT



         The Industry Leaders Fund, a Delaware business trust (the "Trust"), and Claremont Investment Partners LLC ("Claremont") hereby agree as follows:

         1. The Trust hereby offers and Claremont hereby purchases shares (the "Original Shares") of each Class of the Trust as indicated on Exhibit A, attached hereto. Claremont hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Trust hereby acknowledges receipt from Claremont in the amount of $100,000 in full payment for the Original Shares.

         2. Claremont represents and warrants to the Trust that the Original Shares are being acquired for investment purposes and not with a view to the distribution thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement this 24th day of November, 1998.


                        THE INDUSTRY LEADERS FUND
                                                     By:/s/   Gerald P. Sullivan
                                                     Name:    Gerald P. Sullivan
                                                     Title:   President

                        CLAREMONT INVESTMENT PARTNERS LLC
                                                     By:/s/   Gerald P. Sullivan
                                                     Name:    Gerald P. Sullivan
                                                     Title:   President

Attest:

/s/ Travis L. Gering
Name:    Travis L. Gering, Esq.
Title: Fund Counsel




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                                    Exhibit A

                              INDUSTRY LEADERS FUND

            Claremont Investment Partners LLC Original Share Purchase


----------------------- ---------------------------------- ---------------------
     Name of Class              Number of Shares            Price Per Share
----------------------- ---------------------------------- ---------------------
----------------------- ---------------------------------- ---------------------
        Class D                     5,000                        $10.00
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----------------------- ---------------------------------- ---------------------
        Class I                     5,000                        $10.00
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